Exhibit 99.1

Generex Announces New $11 Million Collaboration on Buccal Cannabis

PR Newswire

WORCESTER, Mass. and TORONTO, April 23, 2015

Generex to receive $10M in common stock, a warrant, & $1M in R&D funding

WORCESTER, Mass. and TORONTO, April 23, 2015 /PRNewswire/ -- Generex Biotechnology Corporation (www.generex.com) (OTCQB: GNBT) today announced that it has entered into a non-binding Letter of Intent (LOI) to license the Generex proprietary RapidMist™ drug delivery technologies to Smoofi, Inc. (www.smoofi.com) (OTCQB: SMFI) for the delivery of medicinal and recreational cannabis derived products into the bloodstream through the buccal membrane.

The Generex RapidMist™ drug delivery platform administers medications directly into the mouth as a metered dose spray for rapid absorption by the buccal mucosa. Generex's most advanced product in development using RapidMist™ is Generex Oral-lyn™, an insulin spray product for the treatment of diabetes mellitus.

SMFI is a provider of consulting and advisory services to licensed medical and recreational marijuana operators and retail dispensaries within the United States. SMFI guides clients through the "seed to retail" process, beginning with business planning, competitive strategy and technology, regulatory compliance and local permitting, site selection, setup and financing.

In exchange for the grant of the global license (excluding Canada), SMFI will issue to Generex (a) $10,000,000 worth of SMFI common stock, and (b) a warrant to acquire up to 15,000,000 shares of SMFI common stock.  SMFI will be obliged to qualify the common stock, including the common stock underlying the warrant, for public distribution.  The per share strike price of the warrant will be determined based on the average closing price of the SMFI common stock on the OTCQB for the 10 trading days immediately preceding the effective date of the qualifying registration statement.  If that price is equal to or less than $3.00, the strike price will be $1.30.  If that price is greater than $3.00, the strike price will be equal to 43.34% of that reference price.

SMFI will be solely responsible for the costs associated with the research and development of buccal cannabis products.  SMFI will also be solely responsible for the regulatory endeavors associated with such products in its territory as well as the manufacturing, marketing, distribution, and sale of such products in its territory.  SMFI will pay to Generex a royalty equal to 20% of SMFI's net revenues from the sale of such products in its territory.

The previously announced buccal cannabis co-development arrangement between Generex and CannScience Innovations Inc. has been revised.  Under the revised arrangement, (a) Generex will grant to CannScience a license for the commercialization of buccal cannabis products in Canada in exchange for royalty equal to 15% of Canadian net revenues from product sales, (b) Generex and CannScience will undertake the research and development of buccal cannabis products for SMFI and CannScience, and (c) Generex will remit to CannScience 50% of any royalty payments paid to Generex by SMFI.  SMFI will provide initial R&D funding of $1,000,000.

CannScience (www.cannsci.com) is an R&D biopharmaceutical company established in Toronto, Canada to conduct research and product development for formulations and extracts related to medical cannabis and its derivatives. CannScience is developing proprietary technologies and owns know-how related to the chemistry and pharmacology of cannabinoids and potentially how they integrate with various medical devices and drug delivery technologies.

Generex, SMFI, and CannScience believe that absorption of cannabis derived products through the buccal membrane offers distinct advantages to alternative routes of administration – principally, a faster onset of activity compared to oral administration, higher level of control for dosing, and more predictable absorption and pharmacodynamics.

The discussions between Generex, SMFI, and CannScience are at an early stage, and the LOI does not assure that SMFI or CannScience will enter into licenses with Generex or utilize the RapidMist™ technologies.  Even if Generex, SMFI, and CannScience enter into formal license arrangements, any benefit from those arrangements will depend upon the abilities of Generex and CannScience to develop products, and of SMFI and CannScience to have such products approved by the appropriate regulators, and successfully commercialize them.

About Generex Biotechnology Corporation

Generex is engaged in the research, development, and commercialization of drug delivery systems and technologies. Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs). The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device. Antigen Express, Inc. is a wholly owned subsidiary of Generex. The core platform technologies of Antigen Express comprise immunotherapeutic vaccines for the treatment of malignant, infectious, allergic, and autoimmune diseases. Antigen Express has pioneered the use of specific CD4+ T-helper stimulation technologies in immunotherapy. One focuses on modification of peptides with Ii-Key to increase potency, while a second relies on inhibition of expression of the Ii protein. Antigen Express scientists, and others, have shown clearly that suppression of expression of the Ii protein in cancer cells allows for potent stimulation of T-helper cells and prevents the further growth of cancer cells. For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

About Smoofi, Inc.

Smoofi, Inc. is a provider of consulting and advisory services to licensed medical and recreational marijuana operators and retail dispensaries within the United States. Smoofi guides clients through the "seed to retail" process, beginning with business planning, competitive strategy and technology, regulatory compliance and local permitting, site selection, setup and financing. Smoofi will provide a wide variety of industry education and training including business process optimization and how to scale growth. The practice also includes operational assistance with cannabis cultivation, offering expertise in modern farming techniques, utilizing new technology and conservation methods to improve quality and yield, waste reduction and maximizing profit. For retail clients, the Smoofi consulting practice assists with the design of retail locations, staffing, loss prevention techniques, marketing and community outreach. For more information please visit: www.smoofi.com.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any "phase" of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.